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                                                                     Exhibit 5.1

                                                              September 28, 1999


To the Addressees Listed on
the Appendix hereto:

                  Re:  Advanta Revolving Home Equity Loan Trust 1999-B

Ladies and Gentlemen:

                  We have acted as special counsel to Advanta National Bank, a national banking association ("ANB"), Advanta Finance Corp. ("AFC"), a Nevada corporation (ANB and AFC together being the "Originators"), Advanta Mortgage Corp. USA, a Delaware corporation (the "Master Servicer"), Advanta Conduit Receivables, Inc., a Nevada corporation, (the "Sponsor"), and Advanta Mortgage Holding Corporation, a Delaware corporation ("AMHC"), in connection with the issuance and sale of $275,000,000 aggregate principal amount of Revolving Home Equity Loan Asset-Backed Notes, Series 1999-B, (the "Notes") by the Advanta Revolving Home Equity Loan Trust 1999-B (the "Trust") and the execution and delivery of the following documents:

                  (i) Sale and Servicing Agreement dated as of September 1, 1999 (the "Sale and Servicing Agreement") among the Sponsor, the Master Servicer, Advanta Holding Trust 1999-B (the "Holding Trust"), the Trust and Bankers Trust Company of California, N.A., a national banking association, as indenture trustee (the "Indenture Trustee");

                  (ii) Underwriting Agreement dated September 21, 1999 (the "Underwriting Agreement") among the Sponsor, the Originators and Morgan Stanley & Co. Incorporated, as the Representative of the Underwriters (the "Representative");

                  (iii) Indenture dated as of September 1, 1999 (the "Indenture") between the Trust and the Indenture Trustee;

                  (iv) Trust Agreement dated as of September 1, 1999 (the "Holding Trust Agreement") between the Sponsor and Wilmington Trust Company, as Owner Trustee (the "Owner Trustee");

                  (v) Trust Agreement dated as of September 1, 1999 (the "Trust Agreement") among the Sponsor, the Holding Trust, as depositor, and Wilmington Trust Company, as owner trustee (the "Owner Trustee");

                  (vi) Insurance and Indemnity Agreement dated as of September 1, 1999 (the "Insurance Agreement") among the Sponsor, the Indenture Trustee, the Trust, the Holding Trust, the Master Servicer and Ambac Assurance Corporation, as insurer (the "Insurer");

                  (vii) Indemnification Agreement dated as of September 28, 1999 (the "Indemnification Agreement") among the Representative and the Insurer;

                  (viii) Purchase Agreement dated as of September 1, 1999 (the "Purchase Agreement") among the Originators and the Sponsor;

                  (ix) A form of Bill of Sale and Assignment (the "Bill of Sale"), to be entered into by Advanta Mortgage Funding Trust (the "Warehouse Trust") and the Holding Trust in the event the Holding Trust purchases any Subsequent Mortgage Loans from the Warehouse Trust;

                  (x) Two letter agreements executed and delivered by AMHC, one of which is dated September 28, 1999 and is addressed to the Representative and the Insurer, and one of which is dated September 28, 1999 and is addressed to the Trust and the Insurer, pursuant to which AMHC acknowledges its joint-and-several liability with respect to certain of the Sponsor's obligations to the Underwriters, the Trust and the Insurer (collectively, the "AMHC Guaranties").

                  Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Sale and Servicing Agreement.

                  We have examined executed copies of the Sale and Servicing Agreement, the Indenture, the Holding Trust Agreement, the Trust Agreement, the Purchase Agreement, the Bill of Sale, the Underwriting Agreement, the Indemnification Agreement and the Insurance Agreement (collectively, the "Documents") and of the AMHC Guaranties. We have also examined a copy of the executed Notes. We have also examined the Registration Statement (333-75295) filed with the Securities and Exchange Commission (the "Commission") on Form S-3, in the form in which such Registration Statement was declared effective, the Prospectus dated August 10, 1999 and the Prospectus Supplement dated September 21, 1999 (together, the "Prospectus") relating to the Notes.

                  We have also examined originals or photostatic or certified copies of all such corporate records of the Sponsor, the Master Servicer, the Originators, and AMHC and such certificates of public officials, certificates of corporate officers, and other documents, and such questions of law, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. As to certain issues of fact material to the opinions expressed herein, we have, with your consent, relied to the extent we deemed appropriate upon certificates and representations of officers of the Sponsor, the Master Servicer, the Originators and AMHC. In making our examinations and rendering the opinions herein expressed, we have made the following assumptions:
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                    1) each party to each of the Documents (other than the
                    Sponsor, the Master Servicer, the Originators and AMHC, as applicable) has the corporate power to enter into and perform all of its obligations thereunder;

                    2) the due authorization, execution and delivery of the Documents by all parties thereto (other than the Sponsor, the Master Servicer, the Originators and AMHC, as applicable) and the validity and binding effect on all parties (other than the Sponsor, the Master Servicer, the Originators and AMHC, as applicable or as otherwise expressed herein) of each of the Documents;

                    3) the genuineness of all signatures;

                    4) the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies; and

                    5) as to Paragraph 30 below, we assume that the parties to the Documents have and will perform their respective obligations thereunder, including the delivery to the Indenture Trustee of the Credit Line Agreements relating to the Mortgage Loans following payment of legal and sufficient consideration therefor, without any such Credit Line Agreement having been discharged or the related Mortgage satisfied or released and without the Indenture Trustee having actual or constructive notice of the existence with respect to the Credit Line Agreements and Mortgages of any claim, lien, charge, mortgage, security interest, encumbrance or right of the Sponsor, the Originators, or creditors of the Sponsor, the Originators or others. Further we have assumed the absence of any defense against enforcement of, or right of offset against, each such Credit Line Agreement and the related Mortgage. We have undertaken no independent review of the Mortgage Loans, including the Credit Line Agreements and the Mortgages and have relied solely upon the representations of the Sponsor and of the Originators in the Sale and Servicing Agreement and the Purchase Agreement that they have title to the Mortgage Loans.

                  We have further assumed that the Mortgages and rights to receive payment under the Mortgage Loans are not subject to any right, lien or interest of any government or any agency or instrumentality thereof (including without limitation any federal or state tax lien, or lien arising under Title IV of ERISA) and that they are not subject to any lien arising by operation of law or any judicial lien.

                  The opinions expressed in paragraphs 5, 7, 9, 11 and 13 with respect to the enforceability of certain agreements are subject to the following additional qualifications:

     (a.) The effect of bankruptcy, insolvency, reorganization, moratorium, receivership, or other similar laws of general applicability relating to or affecting creditors' rights generally or the rights of creditors of national banking associations in the event of bankruptcy, insolvency, reorganization, moratorium or receivership.


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     (b.) The application of general principles of equity, including, but not limited to, the right of specific performance (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  In addition, we wish to advise you that the enforceability of certain provisions set forth in the Underwriting Agreement which purport to provide for indemnification for losses due to securities laws violations may be limited by public policy considerations.

                  We are admitted to the Bars of the States of New York and California, and we express no opinion as to the laws of any other jurisdiction except as to matters that are governed by federal law and the corporate and other applicable laws of the States of Delaware and Nevada. With respect to the corporate laws of the States of Delaware and Nevada, the opinions expressed below are based solely on our review of statutes as in effect in those States and judicial decisions with respect thereto. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations. Furthermore, no opinion is expressed herein regarding the applicable state Blue Sky, legal investment or real estate syndication laws.

                  Based upon the foregoing and subject to the last paragraph hereof, we are of the opinion that:

               1. The Sponsor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, and is qualified to do business in each state necessary to enable it to perform its obligations under the Purchase Agreement, the Sale and Servicing Agreement, the Trust Agreement, the Holding Trust Agreement, the Insurance Agreement and the Underwriting Agreement. The Sponsor has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of the Purchase Agreement, the Sale and Servicing Agreement, the Trust Agreement, the Holding Trust Agreement, the Insurance Agreement and the Underwriting Agreement.

               2. The Master Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is qualified to do business in each state necessary to enable it to perform its obligations under the Insurance Agreement and the Sale and Servicing Agreement. The Master Servicer has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of the Sale and Servicing Agreement and the Insurance Agreement.

               3. Each Originator has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation, and is qualified to do business in each state necessary to enable it to perform its obligations under the Documents to which they are a party. Each Originator has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of the Documents to which they are a party.


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                    4. Each of the Purchase Agreement, the Sale and Servicing
               Agreement, the Insurance Agreement, the Holding Trust Agreement, the Trust Agreement, the Indemnification Agreement and the Underwriting Agreement has been duly and validly authorized, executed and delivered by the Sponsor, all requisite corporate action having been taken with respect thereto.

                    5. Each of the Sale and Servicing Agreement, the Purchase
               Agreement, the Insurance Agreement, the Holding Trust Agreement, the Trust Agreement, the Indemnification Agreement and the Underwriting Agreement constitutes the valid, legal and binding agreement of the Sponsor, and is enforceable against the Sponsor in accordance with its terms.

                     6. Each of the Sale and Servicing Agreement and the
                Insurance Agreement has been duly and validly authorized, executed and delivered by the Master Servicer, all requisite corporate action having been taken with respect thereto.

                     7. Each of the Sale and Servicing Agreement and the
                Insurance Agreement constitutes the valid, legal and binding agreement of the Master Servicer, and is enforceable against the Master Servicer, in accordance with its terms.

                     8. Each of the Documents to which they are a party has been duly and validly authorized, executed and delivered by each Originator, all requisite corporate action having been taken with respect thereto.

                     9. Each of the Documents to which they are a party
                constitutes the legal, valid and binding agreement of the Originators and is enforceable against the Originators in accordance with its terms.

                     10. AMHC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is qualified to do business in each state necessary to enable it to perform its obligations under the AMHC Guaranties and where the conduct of its business requires qualification AMHC has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of, the AMHC Guaranties.

                     11. Each of the Documents to which they are a party
                constitutes the legal, valid and binding agreement of the Trust, the Holding Trust and the Warehouse Trust, respectively, and is enforceable against the Trust, the Holding Trust and the Warehouse Trust, respectively, in accordance with its terms.

                     12. The AMHC Guaranties have been duly and validly
                authorized, executed and delivered by AMHC, all requisite corporate action having been taken with respect thereto.

                     13. Each of the AMHC Guaranties constitutes the valid,
                legal and binding agreement of AMHC, and is enforceable against AMHC in accordance with its terms.



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                     14. The Notes, assuming the due execution by the Trust and due authentication by the Indenture Trustee and payment therefor, are validly issued and outstanding and is entitled to the benefits of the Indenture.

                     15. No consent, approval, authorization or order of,
                registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the States of New York, Delaware and California, for the execution, delivery and performance of either the Sale and Servicing Agreement or of the Insurance Agreement or the consummation of any other transaction contemplated thereby by the Master Servicer, except such which have been obtained.

                     16. No consent, approval, authorization or order of,
                registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the States of New York, Nevada and California, for the execution, delivery and performance of any of the Sale and Servicing Agreement, the Underwriting Agreement, the Holding Trust Agreement, the Trust Agreement, the Purchase Agreement, the Indemnification Agreement and the Insurance Agreement or the consummation of any other transaction contemplated thereby by the Sponsor, except such which have been obtained.

                     17. No consent, approval, authorization or order of,
                registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the States of New York, Delaware, Nevada and California, for the execution, delivery and performance of the Documents to which they are a party or the offer, issuance, sale or delivery of the Notes or the consummation of any other transaction contemplated thereby by the Originators, except such which have been obtained.

                     18. No consent, approval, authorization or order of,
                registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the States of New York, Delaware and California, for the execution, delivery and performance of the AMHC Guaranties by AMHC, except such which have been obtained.

                     19. To the best of our knowledge, following due inquiry
                made of the appropriate officers of the Sponsor, the Master Servicer and the Originators, there are no actions, proceedings or investigations pending or, to our knowledge, threatened against the Sponsor, the Master Servicer or the Originators before any court, governmental agency or body or other tribunal
                (a) asserting the invalidity of the Documents or the Notes, (b) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Documents, or (c) which would materially and adversely affect the performance by the Sponsor, the Master Servicer or the Originators, as applicable, of obligations under, or the validity or enforceability of, the Documents or the Notes.

                     20. None of the transfer of the Mortgage Loans to the
                Trust, the issuance or sale of the Notes, or the execution, delivery or performance by the Master Servicer of the


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               Sale and Servicing Agreement and the Insurance Agreement (a)
               conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under (i) any term or provision of the certificate of incorporation or bylaws of the Master Servicer; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which the Master Servicer, is a party or is bound which has been identified to us by an officer or representative of the Master Servicer; (iii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over the Master Servicer which has been identified to us by an officer or representative of the Master Servicer; or (iv) any law, rule or regulation of the States of New York, California or Delaware or the federal government (including, without limitation, any bulk sales law), or (b) results in, or will result in, the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the Notes, except as otherwise contemplated by the Indenture.

                    21. None of the transfer of the Mortgage Loans to the Trust, the issuance or sale of the Notes, or the execution, delivery or performance by either Originator of the Documents to which either of them is a party (a) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under (i) any term or provision of the certificate of incorporation or bylaws of either Originator; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which either Originator is a party or is bound, which has been identified to us by appropriate officers of either Originator; (iii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over either Originator, which has been identified to us by appropriate officers of either Originator; or
               (iv) any law, rule or regulation of the States of New York, California, Nevada or Delaware or the federal government, or (b) results or will result in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate, except as otherwise contemplated by the Indenture.

                    22. None of the transfer of the Mortgage Loans to the Trust, the issuance or sale of the Notes, or the execution, delivery or performance by the Sponsor of the Sale and Servicing Agreement, the Purchase Agreement, the Holding Trust Agreement, the Trust Agreement, the Insurance Agreement, the Indemnification Agreement and the Underwriting Agreement (a) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under (i) any term or provision of the certificate of incorporation or bylaws of the Sponsor; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which the Sponsor is a party or is bound, which has been identified to us by appropriate officers of the Sponsor;
               (iii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over the Sponsor, which has been identified to us by appropriate officers of the Sponsor; or (iv) any law, rule or regulation of the States of New York, California or Nevada or the federal government, or (b) results or will result in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate, except as otherwise contemplated by the Indenture.




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                    23. None of the transfer of the Mortgage Loans to the Trust, the issuance or sale of the Notes, or the execution, delivery or performance by the Holding Trust of the Documents to which it is a party (a) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under (i) any term or provision of the organization documents of the Holding Trust; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which the Holding Trust is a party or is bound, which has been identified to us by appropriate officers of the Holding Trust;
               (iii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over the Holding Trust, which has been identified to us by appropriate officers of the Holding Trust; or (iv) any law, rule or regulation of the States of New York or Delaware or the federal government, or (b) results or will result in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate, except as otherwise contemplated by the Indenture.

                    24. None of the transfer of any Mortgage Loans to the Trust, the issuance or sale of the Notes, or the execution, delivery or performance by the Warehouse Trust of the Documents to which it is a party (a) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under (i) any term or provision of the organization documents of the Warehouse Trust; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which the Warehouse Trust is a party or is bound, which has been identified to us by appropriate officers of the Warehouse Trust;
               (iii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over the Warehouse Trust, which has been identified to us by appropriate officers of the Warehouse Trust; or (iv) any law, rule or regulation of the States of New York or Delaware or the federal government, or (b) results or will result in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate, except as otherwise contemplated by the Indenture.

                    25. The execution, delivery or performance by AMHC of the
               AMHC Guaranties does not conflict with or will not conflict with and does not result or will not result in a breach of, and does not constitute or will not constitute a default under: (i) any term or provision of the certificate of incorporation or bylaws of AMHC; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which AMHC is a party or is bound, which have been identified to us by appropriate officers of AMHC; (iii) any order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over AMHC, which have been identified to us by appropriate officers of AMHC; or (iv) any law, rule or regulation of the States of New York, Delaware, Nevada or California or the federal government.

                    26. To the best of our knowledge, following due inquiry made of the appropriate officers of AMHC, there are no actions, proceedings or investigations pending or to our knowledge threatened against AMHC before any court, administrative agency or other tribunal (a) asserting the invalidity of the AMHC Guaranties, (b) seeking to prevent the consummation of any of the transactions contemplated by the AMHC


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               Guaranties, or (c) which would materially and adversely
               affect the performance by AMHC of obligations of the AMHC Guaranties.

                    27. The Registration Statements and the Prospectus (other
               than the financial and statistical data included therein, as to which we are not called upon to express any opinion), including the Incorporated Documents, at the time the Registration Statements became effective and as of the date of execution of the Underwriting Agreement comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations thereunder, and the Exchange Act and the rules and regulations thereunder, and we do not know of any amendment to the Registration Statements required to be filed, or of any contracts, indentures or other documents of a character required to be filed as an exhibit to the Registration Statements or required to be described in the Registration Statements or the Prospectus, which has not been filed or described as required.

                    28. The Indenture has been duly qualified under the Trust
               Indenture Act of 1939, as amended. Neither the Holding Trust nor the Trust is required to be registered pursuant to the Investment Company Act of 1940, as amended.

                    29. The Indenture, upon execution and delivery, is effective to create a valid and enforceable security interest in favor of the Indenture Trustee, for the benefit of the Noteholders and the Insurer, in all of the Trust's right, title and interest in the Mortgage Loans.

                    30. The security interest in favor of the Indenture Trustee, for the benefit of the Noteholders and the Insurer, will constitute a first perfected security interest upon the delivery of the Mortgage Files to the Indenture Trustee, on behalf of the Noteholders, and the recording of instruments in accordance with the provisions of the Sale and Servicing Agreement; provided, however, that we express no opinion (a) as to the continuation of a security interest in the Mortgage Loans in the event that the Indenture Trustee relinquishes possession of the Credit Line Agreements, (b) as to the continuation of a security interest in the Credit Line Agreements or the Mortgages in the event the related Originator or the Warehouse Trust discharges or releases the Credit Line Agreements or the Mortgages prior to delivery of the Credit Line Agreements to the Indenture Trustee and the recording of instruments of assignment in respect of the Mortgages in the appropriate recording offices, (c) as to title in any Mortgaged Property or the existence of priority in any lien with respect to such property or as the to the enforceability of any remedy that may be dependent on that title or such lien, or (d) as to the priority of any security interest against any liens, claims or other interest that by operation of law take priority over previously perfected security interest (including, in certain circumstances, certain federal and state tax liens, liens arising under the Employee Retirement Income Security Act of 1974, as amended, and certain claims of the United States Government). Our conclusion that the security interest described in above would be a "first perfected security interest" is based upon (x) the Indenture Trustee's certification, delivered on the date hereof, to the effect that the Indenture Trustee has received the endorsed



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               Credit Line Agreements, (y) the mortgage assignment recording requirements of the Sale and Servicing Agreement, and (z) representations of the Originators in the Sale and Servicing Agreement. We further note that, until such time as assignments of mortgage are recorded in the name of the Indenture Trustee in the appropriate jurisdictions, (x) the Indenture Trustee may not, in certain jurisdictions, be independently able to enforce the Mortgage against the related Mortgaged Property or the related Mortgagor, (y) the Originators or the Warehouse Trust, as applicable, could record an assignment of a Mortgage in the name of a third party or record a discharge and satisfaction of a Mortgage and (z) any notices which may be given to the record holder of a Mortgage would be given to the Originators or the Warehouse Trust, as applicable.

                    31. Except as to any financial or statistical data contained in the Registration Statements, the statements set forth in the Prospectus under the caption "The Insurer and the Policy" and Annex I to the Prospectus, as to which we are not called upon to express any opinion or belief, to the best of our knowledge, the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                    32. The statements in the Prospectus set forth under the
               captions "Description of the Notes" and " Provisions of the Agreements," to the extent such statements purport to summarize certain provisions of the Notes or of the Indenture or the Sale and Servicing Agreement, are fair and accurate in all material respects.

                    33. The statements in the Prospectus set forth under the
               captions "ERISA Considerations," "Material Federal Income Tax Consequences" and "Legal Matters," to the extent that they constitute matters of federal, New York or California law, or federal, New York or California legal conclusions, provide a fair and accurate summary of such law or conclusions.

                    34. To the best of our knowledge, the Commission has not
               issued any stop order suspending the effectiveness of the Registration Statement or any order directed to any prospectus or prospectus supplement relating to the Notes (including the Prospectus), and has not initiated or threatened any proceeding for that purpose.

                    35. The provision in the Sale and Servicing Agreement which provides for the laws of New York to be the governing law would be upheld by a court applying New York or California law, or, if not upheld, then such court applying New York or California law would hold that California law is the governing law for the Sale and Servicing Agreement.

                  Assuming that the Trust's acquisition of any Subsequent Mortgage Loan is effected in accordance with the provisions of the Sale and Servicing Agreement, our opinions set forth above refer to such Subsequent Mortgage Loans as well as the Initial Mortgage Loans held by the Trust.



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                  We have rendered legal advice and assistance to the
Originators, the Sponsor and the Master Servicer in the course of the preparation of the Registration Statement, the Prospectus, the Prospectus Supplement, and other matters relating to the sale of the Notes. Rendering such assistance involved, among other things, discussions and inquiries concerning various legal and related subjects and reviews of certain records, documents, opinions and certificates in accordance with instructions of the Originators, the Sponsor and the Master Servicer. We also participated with the Originators, the Sponsor and the Master Servicer in conference with representatives of the Representative and its counsel during which the contents of the Registration Statement, the Prospectus, the Prospectus Supplement and related matters were discussed. Although we are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus and the Prospectus Supplement, in the course of our examination of the Registration Statement, the Prospectus, the Prospectus Supplement and certain other documents and our participation in the discussions hereinabove mentioned, no facts have come to our attention which lead us to believe that the Registration Statement, the Prospectus and the Prospectus Supplement (other than the financial statements and other financial and statistical data contained therein, as to which we are not called upon to express any belief), at the time the Registration Statement became effective, contained any untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, or that the Prospectus and the Prospectus Supplement (other than the financial statements and other financial and statistical data contained therein, as to which we are not called upon to express any belief) as of its date and on the date hereof contain or contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  This opinion is furnished by us as special counsel to the Sponsor, the Originators, the Master Servicer and AMHC and is solely for the benefit of the addressees hereof and their respective counsel. It may not be relied upon by any other person or for any other purpose without our prior written consent.
                                                     Very truly yours,

                                    APPENDIX



Advanta Conduit Receivables, Inc.       Advanta Finance Corp.
10790 Rancho Bernardo Drive             10790 Rancho Bernardo Drive
San Diego, California 92127             San Diego, California 92127

Advanta Mortgage Corp. USA              Morgan Stanley & Co. Incorporated
10790 Rancho Bernardo Drive             as Representative of the Underwriters
San Diego, California 92127             1585 Broadway
                                        New York, New York 10036
Ambac Assurance Corporation
One State Street Plaza                  Bankers Trust Company of
New York, New York 10004                  California, N.A.,
                                        as Indenture Trustee
Moody's Investors Service, Inc.         Three Park Plaza
99 Church Street                        16th Floor
New York, NY 10007                      Irvine, California 92714

Advanta National Bank                   Standard & Poor's
Brandywine Corporate Center               Ratings Services
650 Naamans Road                        55 Water Street
Claymont, DE 19703                      New York, New York 10041

Advanta Revolving Home Equity
   Loan Trust 1999-B
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001

Wilmington Trust Company,
   as Owner Trustee
Rodney Square North
1108 North Market Street
Wilmington, Delaware  19890-0001